Exibit 20.1
Page 1 of 3

                    Navistar Financial 1996 - A Owner Trust
                          For the Month of August 2000
                    Distribution Date of September 15, 2000
                            Servicer Certificate #52

Original Pool Amount                                   $459,943,869.53

Beginning Pool Balance                                  $28,714,898.36
Beginning Pool Factor                                        0.0624313

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)  $3,932,554.22
     Interest Collected                                    $185,227.25

Additional Deposits:
     Repurchase Amounts                                          $0.00
     Final Purchase of Receivables                      $24,627,599.97
     Liquidation Proceeds / Recoveries                      $49,711.60
Total Additional Deposits                               $24,677,311.57

Repos / Chargeoffs                                         $154,744.17
Aggregate Number of Notes Charged Off                               72

Total Available Funds                                   $28,795,093.04

Ending Pool Balance                                              $0.00
Ending Pool Factor                                           0.0000000

Servicing Fee                                               $23,929.08

Repayment of Servicer Advances                                   $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                  $9,613,845.36
     Target Percentage                                          10.00%
     Target Balance                                              $0.00
     Minimum Balance                                             $0.00
     (Release) / Deposit                                ($9,613,845.36)
     Ending Balance                                              $0.00

Current Weighted Average APR:                                   8.748%
Current Weighted Average Remaining Term (months):                 8.22

Delinquencies                                            Dollars        Notes
     Installments:               1 - 30 days           $341,032.52       269
                                 31 - 60 days          $136,811.06        75
                                 60+  days             $137,884.00        32

     Total:                                            $615,727.58       280

     Balances:                   60+  days           $1,010,788.65        32

Memo Item - Reserve Account
     Prior Month                                     $9,658,821.26
+    Invest. Income                                     $51,354.29
+    Excess Serv.                                            $0.00
+    Transfer (to) / from Collections Account          ($96,330.19)
     Beginning Balance                               $9,613,845.36

Exhibit 20.1
Page 2 of 3

Navistar Financial 1996 - A Owner Trust
For the Month of August 2000

                                                                                     NOTES
                                                                 (Money Market)
                                                       TOTAL       CLASS A - 1        CLASS A - 2      CERTIFICATES
                                             $459,943,869.53    $92,000,000.00    $347,245,000.00    $20,698,869.53
Original Pool Amount
Distributions:
     Distribution Percentages                                            0.00%             95.50%             4.50%
     Coupon                                                             5.250%             6.350%            6.500%

Beginning Pool Balance                        $28,714,898.36
Ending Pool Balance                                    $0.00

Collected Principal                           $28,560,154.19
Collected Interest                               $185,227.25
Charge - Offs                                    $154,744.17
Liquidation Proceeds / Recoveries                 $49,711.60
Servicing                                         $23,929.08
Cash Transfer from Reserve Account                $96,330.19
Total Collections Avail for Debt Service      $28,867,494.15

Beginning Balance                             $28,714,898.36             $0.00     $23,545,899.74     $5,168,998.62

Interest Due                                     $152,595.79             $0.00        $124,597.05        $27,998.74
Interest Paid                                    $152,595.79             $0.00        $124,597.05        $27,998.74
Principal Due                                 $28,714,898.36             $0.00     $23,545,899.74     $5,168,998.62
Principal Paid                                $28,714,898.36             $0.00     $23,545,899.74     $5,168,998.62

Ending Balance                                         $0.00             $0.00              $0.00             $0.00
Note / Certificate Pool Factor                                          0.0000             0.0000            0.0000
   (Ending Balance / Original Pool Amount)
Total Distributions                           $28,867,494.15             $0.00     $23,670,496.79     $5,196,997.36

Interest Shortfall                                     $0.00             $0.00              $0.00             $0.00
Principal Shortfall                                    $0.00             $0.00              $0.00             $0.00
     Total Shortfall                                   $0.00             $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                                       $0.00
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                 $9,613,845.36
(Release) / Draw                              ($9,613,845.36)
Ending Reserve Acct Balance                            $0.00

Exhibit 20.1
Page 3 of 3

Navistar Financial 1996 - A Owner Trust
For the Month of August 2000


Trigger Events:
A)  Loss Trigger - Reserve Account Balance
    Loss Trigger - Certificate Lockout Event
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                    6                5                4                3                2                1
                                 Mar-00           Apr-00           May-00           Jun-00           Jul-00           Aug-00
Beginning Pool Balance       $45,557,777.01   $40,299,291.66   $37,245,897.10   $34,536,723.61   $31,876,085.25   $28,714,898.36

A)  Loss Trigger:
    Principal of Contracts
      Charged Off                $23,449.13       $69,126.54       $31,464.84       $13,394.69        $3,509.48      $154,744.17
    Recoveries                   $29,849.77       $11,064.22       $87,826.70       $44,269.43        $3,431.05       $49,711.60

Loss Trigger - Reserve Account Balance                                   Loss Trigger - Certificate Lockout Event
  Total Charged Off (Months 5, 4, 3)             $113,986.07               Total Charged off (Months 1 - 6)          $295,688.85
  Total Recoveries (Months 3, 2, 1)               $97,412.08               Total Recoveries (Months 1 - 6)           $226,152.77
  Net Loss / (Recoveries) for 3 Mos               $16,573.99(a)            Net Loss/(Recoveries) for 6 Mos.           $69,536.08(c)

  Total Balance (Months 5, 4, 3)             $112,081,912.37(b)            Total Balance (Months 1 - 6)          $218,230,672.99(d)

 Loss Ratio Annualized  [(a/b) * (12)]               0.1774%               Loss Ratio Annualized [(c/d) (12              0.3824%

 Trigger:  Is Ratio > 1.5%                                No               Trigger:  Is Ratio > 6.0%                          No

                                                                                    Jun-00           Jul-00           Aug-00
B)   Delinquency Trigger:                                                        $1,224,327.60    $1,191,596.01    $1,010,788.65
     Balance delinquency 60+ days                                                     3.54500%         3.73821%         3.52008%
     As % of Beginning Pool Balance                                                   2.23290%         2.92225%         3.60110%
     Three Month Average

Trigger:  Is Average > 2.0%                              Yes

C)   Noteholders Percent Trigger:                    0.0000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                              Yes

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer